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                                                                    EXHIBIT 23.3




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Cole Credit Property Trust II, Inc. on Form S-11 of our report dated December 7, 2004, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
December 7, 2004